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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                   Jurisdiction of      Other Names under which
Subsidiary                         Incorporation        Subsidiary does Business
----------                         -------------        ------------------------

Ahab Investment Company            Delaware             N/A

Astro Air Acquisition Corp.        Pennsylvania         N/A

Astro Air UK Holdings, Inc.        Delaware             N/A

DWZM, Inc.                         Pennsylvania         Parker Industries

GBMC, Inc.                         Kansas               N/A

The Landover Company               Pennsylvania         Dura-Bond Bearing Co.

M.H. Rhodes Company                Delaware             N/A

Motor Products-
  Ohio Corporation                 Delaware             N/A

Motor Products-
  Owosso Corporation               Delaware             N/A

Owosso Motor Group, Inc.           Pennsylvania         N/A

Snowmax Incorporated               Pennsylvania         N/A

Sooner Trailer Manufacturing Co.   Delaware             N/A

Stature Electric, Inc.             New York             N/A